UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, the Board of Directors of Semler Scientific, Inc. (the “Company”) appointed James M. Walker, age 65, as its Chief Financial Officer (“CFO) and principal accounting officer of the Company effective as of June 18, 2014. Mr. Walker will provide services as CFO pursuant to a consulting agreement with The Brenner Group, which was amended and restated effective as of June 18, 2014 to reflect Mr. Walker’s appointment as CFO (the “Consulting Agreement”).

Mr. Walker is a seasoned Silicon Valley executive with over 25 years of executive management experience in various technology fields as chief financial officer, chief operating officer and chief executive officer, including as chief financial officer for three public companies. Mr. Walker is currently employed by The Brenner Group, Inc., a management services firm. Mr. Walker previously served as Chief Financial Officer for Spigit, Inc., a social media software company from August 2012 to February 2014. From January 2012 and August 2012 Mr. Walker was employed by the Brenner Group. During his earlier association with the Brenner Group, Mr. Walker served as Chief Financial Officer of Sierra Photonics, Inc. and Wikipad Inc. From December 2004 to December 2010, Mr. Walker also served as President and Chief Executive Officer of Alara, Inc., a medical device company, and prior to that he held Chief Financial Officer positions with AlphaSmart, Inc., provider of technology solutions for the education market; Rivio, Inc., a provider of web-based services to small businesses; and Diamond Multimedia Systems, Inc., a supplier of multimedia subsystems to the personal computer industry. Mr. Walker holds a B.S. in mathematics from San Jose State University, a B.S. in accounting from Santa Clara University and an M.B.A. from Santa Clara University.

Other than as set out in the Consulting Agreement, there are (a) no understandings or arrangements between Mr. Walker and any other person pursuant to which he was appointed as CFO of the Company and (b) Mr. Walker has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Walker has no family relationship with any director or executive officer of the Company.

Under the Consulting Agreement the Company agreed to pay the Brenner Group for Mr. Walker’s services a monthly fee of $10,000 and reimburse Mr. Walker for all travel and out of pocket expenses incurred in connection therewith. The Consulting Agreement has a minimum term until March 31, 2015 and may be terminated by either party upon 30 days written notice.

In light of the appointment of Mr. Walker as CFO and principal accounting officer, Mr. Dan Conger, the Company’s VP Finance, will no longer be principal accounting officer effective June 18, 2014. Mr. Conger will remain VP Finance and continue in his current position with the Company.

The foregoing description of the Consulting Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such Consulting Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Consulting Agreement between Semler Scientific, Inc. and The Brenner Group, Inc., effective as of June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Doug Murphy-Chutorian, MD
Name: Doug Murphy-Chutorian, MD
Title: Chief Executive Officer

Date: June 19, 2014